UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 10, 2017

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-76630	65-1146821
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258

(Address of principal executive offices) (Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   /_/

SECTION 7. REGULATION FD

ITEM 7.01 Regulation FD Disclosure.

On October 10, 2017, the Registration Statement on Form S-1 filed by Wytec International, Inc., a Nevada corporation (“Wytec”), in connection with the planned distribution (the “Spin-Off”) by Competitive Companies, Inc., a Nevada corporation (“CCI” or the “Company”), of all the shares of common stock, par value $0.001 per share (the “Common Stock”), of Wytec owned by CCI, and all of the common stock purchase warrants (the “Warrants”) of Wytec owned by CCI immediately prior to the Spin-Off to its shareholders, was declared effective by the Securities and Exchange Commission.

CCI has designated the close of business at 5:00 PM, New York City time, on November 10, 2017 as the record ownership date of its shareholders for the Spin-Off (the “Record Date”) and the close of business at 5:00 PM, New York City time, on November 20, 2017 as the date for distribution of the Common Stock and Warrants to its shareholders (the “Distribution Date”).

Immediately prior to the time of the Spin-Off, CCI will hold 865,552 shares of Common Stock or approximately 37% of the outstanding shares of common stock of Wytec and 1,731,104 Warrants or approximately 28% of the outstanding warrants of Wytec.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPETITIVE COMPANIES, INC.

(Registrant)

Date: October 18, 2017

/s/ William H. Gray

William H. Gray, Chief Executive Officer